                                                      Rule 424(b)(3)
                                               Registration No. 333-78931
                                                   CUSIP# 63743HCM2

                  PRICING SUPPLEMENT NO. 2368 DATED June 22, 1999
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 7, 1999
                    AND BASE PROSPECTUS DATED JUNE 4, 1999

             NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                             Medium-Term Notes, Series C
            With Maturities of Nine Months or More from Date of Issue

                                Floating Rate Notes

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $675,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           06/25/1999


 Maturity Date:                 06/26/2000


 Initial Interest Rate:         Determined as described below

 Base Rate:                     LIBOR Telerate

 Spread:                        Minus 4 basis points

 Index Maturity:                3 months

 Record Dates:                  On the 11th of each September, December,
                                March and June

 Interest Payment Dates:        On the 26th of September, December,
                                March and the Maturity date, commencing
                                September 26, 1999

 Reset Period:                  Quarterly

 Interest Reset Dates:          On the 26th of each September, December
                                and March commencing June 25, 1999

 Redeemable Date:               None

 Agent's Discount or
              Commision:        0.050%

 Agent(s):                      J.P. Morgan & Co.              ($180,000,000)
                                Lehman Brothers                ($175,000,000)
                                Goldman, Sachs & Co.           ($145,000,000)
                                Banc of America Securities LLC ($125,000,000)
                                Merrill Lynch & Co.            ($ 50,000,000)

 Capacity:                      Principal

 Form of Note
 (Book-Entry or Certificated):  Book-Entry

 Other Terms:                   None




Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $5,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $3,598,667,000 Series C
have been issued.